EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the The PMI Group, Inc. Amended and Restated Equity Incentive Plan, our report dated January 26, 2004, with respect to the consolidated financial statements and schedules of The PMI Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Los Angeles, California

February 25, 2005